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                                                                  Exhibit 10.4.1

                         [Merck & Co., Inc. Letterhead]

September 18, 1995
Mr. Murray Goldberg
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591

Dear Murray:

      This shall serve to reflect our total understanding of the status of batches of INTERMEDIATE manufactured by Regeneron during a period of time following the actual manufacture of [**] batches during the CONSISTENCY and VALIDATION period but prior to the determination that such [**] batches do conform to all applicable specifications and may be released.

      "All batches manufactured during the CONSISTENCY and VALIDATION period, but prior to such determination of conformity of the prior [**] batches shall be determined to have been manufactured during the first contract year notwithstanding the fact that the contract year may not commence for some period of time following their actual manufacture."

      If the foregoing adequately expresses our mutual understanding, would you kindly so indicate by signing, dating and returning to us the enclosed copy of this letter agreement.

                                                     Very truly yours,

                                                     MERCK & CO., INC.

                                                     By: /s/John Pashko

THE FOREGOING IS ACCEPTED
AND REPRESENTS OUR MUTUAL
UNDERSTANDING OF THE AGREEMENT:

REGENERON PHARMACEUTICALS, INC.

By: /s/Murray Goldberg
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Title: Vice President-Finance & Administration